Exhibit 21.1
LANVISION SYSTEMS, INC.

SUBSIDIARIES OF THE REGISTRANT

                                        Jurisdiction of
                   Name                  Incorporation          % Owned
                   ----                  -------------          -------

               LanVision, Inc.                Ohio               100%


                                      93